State Bank Financial Corporation 2nd Quarter 2013 Earnings Presentation Joe Evans – Chairman and CEO Tom Callicutt – Executive Vice President and CFO Kim Childers – Vice Chairman and Executive Risk Officer July 25, 2013

2 Cautionary Note Regarding Forward-Looking Statements Certain statements contained in this earnings deck that are not statements of historical fact may constitute forward‐looking statements. These forward‐looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of the words “may,” “would,” “could,” “will,” “expect,” “anticipate,” “believe,” “intend,” “plan” and “estimate,” as well as similar expressions. These forward‐looking statements include statements related to our projected growth, anticipated future financial performance, and management’s long‐term performance goals, as well as statements relating to the anticipated effects on results of operations and financial condition from expected developments or events, or business and growth strategies, including projections of future amortization and accretion, anticipated internal growth and plans to establish or acquire banks or the assets of failed banks. These forward‐looking statements involve significant risks and uncertainties that could cause our actual results to differ materially from those anticipated in such statements. Potential risks and uncertainties include the following: • general economic conditions (both generally and in our markets) may be less favorable than expected, which could result in, among other things, a continued deterioration in credit quality, a further reduction in demand for credit and a further decline in real estate values; • the general decline in the real estate and lending markets, particularly in our market areas, may continue to negatively affect our financial results; • our ability to raise additional capital may be impaired if current levels of market disruption and volatility continue or worsen; • we may be unable to collect reimbursements on losses that we incur on our assets covered under loss share agreements with the FDIC as we anticipate; • costs or difficulties related to the integration of the banks we may acquire from the FDIC as receiver may be greater than expected; • restrictions or conditions imposed by our regulators on our operations may make it more difficult for us to achieve our goals; • legislative or regulatory changes, including changes in accounting standards and compliance requirements, may adversely affect us; • competitive pressures among depository and other financial institutions may increase significantly; • changes in the interest rate environment may reduce margins or the volumes or values of the loans we make or have acquired; • other financial institutions have greater financial resources and may be able to develop or acquire products that enable them to compete more successfully than we can; • our ability to attract and retain key personnel can be affected by the increased competition for experienced employees in the banking industry; • adverse changes may occur in the bond and equity markets; • war or terrorist activities may cause further deterioration in the economy or cause instability in credit markets; • economic, governmental or other factors may prevent the projected population, residential and commercial growth in the markets in which we operate; and • we will or may continue to face the risk factors discussed from time to time in the periodic reports we file with the SEC. For these forward‐looking statements, we claim the protection of the safe harbor for forward‐looking statements contained in the Private Securities Litigation Reform Act of 1995. You should not place undue reliance on the forward‐looking statements, which speak only as of the date of this report. All subsequent written and oral forward‐looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation to publicly update or revise any forward‐looking statements, whether as a result of new information, future events or otherwise. See Item 1A, Risk Factors, in our Annual Report on Form 10‐K for the year ended December 31, 2012, for a description of some of the important factors that may affect actual outcomes.

2Q13 Results Summary

STATE BANK
Financial Corporation

- 2Q13 net income of $137 thousand significantly impacted by continued elevated amortization of FDIC receivable, a result of better than anticipated covered loan performance
- Accretion income was up on a linked-quarter basis primarily due to improved cash flow re-estimations
- Noncovered loans now represent more than 77% of total gross loans
- Noninterest-bearing deposits now comprise over 20% of total deposits

Income Statement Highlights					
(dollars in thousands, except per share data)	2Q13	1Q13	2Q12	2013 YTD	2012 YTD
Total interest income on invested funds	$2,693	$2,502	$2,992	$5,195	$5,958
Interest income on noncovered loans, including fees	15,141	14,374	13,773	29,515	25,678
Accretion income on covered loans	25,787	20,636	32,191	46,423	55,681
Total interest expense	1,995	1,996	2,566	3,991	5,418
Net interest income	41,626	35,516	46,390	77,142	81,899
Provision for loan losses (noncovered loans)	665	350	2,125	1,015	3,660
Provision for loan losses (covered loans)	(1,288)	(2,385)	2,902	(3,673)	1,619
Net interest income after provision for loan losses	42,249	37,551	41,363	79,800	76,620
Accretion (amortization) of FDIC Receivable	(20,762)	(16,779)	(4,007)	(37,541)	(11,018)
Other fee income	4,224	4,121	2,248	8,345	4,928
Total noninterest income	(16,538)	(12,658)	(1,759)	(29,196)	(6,090)
Total noninterest expense	25,461	26,664	21,926	52,125	44,618
Income (loss) before income taxes	250	(1,771)	17,678	(1,521)	25,912
Income tax expense (benefit)	113	(615)	6,647	(502)	9,743
Net income (loss)	$137	($1,156)	$11,031	($1,019)	$16,169
Diluted net income (loss) per share	-	(.04)	.34	(.03)	.49
Dividends per share	.03	.03	-		
Tangible book value per share	12.94	12.96	12.99		

Balance Sheet Highlights (period-end balances)			
Noncovered loans	$1,123,122	$1,051,455	$881,120
Total assets	2,607,697	2,641,306	2,671,225
Noninterest-bearing deposits	429,960	409,717	343,214
Total deposits	2,126,084	2,148,190	2,165,136
Shareholders' equity	425,926	426,936	420,054

Note: Consolidated financial results for 2Q 2013 contained throughout this presentation are unaudited; numbers may not add due to rounding

3

4 173  205  257  (21)  (26) 52  78  0 100 200 300 400 4Q12 1Q13 2Q13 Accretable Discount Acc. Discount Accretion Transfers 1 Other includes charge‐offs, write‐downs, and other losses, amount attributable to loss share agreements and external expenses qualifying under loss share agreements Continued Improvement in Actual and Forecasted Covered Loan Performance ( $   i n   m i l l i o n s ) $73mm of  scheduled  future  amortization  with an  estimated  weighted  average life  of 4 quarters $257mm of  scheduled  future  accretion  with an  estimated  weighted  average life  of 11  quarters ( $   i n   m i l l i o n s ) 1  Collections and amortization in the second quarter decreased the total FDIC receivable (indemnification asset)  by $48mm to $211mm at quarter end  Current scheduled indemnification asset amortization of $73mm is up from $43mm in 1Q13, and has an  estimated weighted average life of 4 quarters  Over $130mm of transfers from nonaccretable to accretable over the past 2 quarters, reflecting better  performance than previously forecasted  As of the end of 2Q13, there is $257mm of discount to be recognized as loan accretion income, with an  estimated weighted average life of 11 quarters 355 259 211 (59) (20) (21) (8) (17) (21) 0 100 200 300 400 4Q12 1Q13 2Q13 FDIC Receivable FDIC Rec. Collections from FDIC Other Amortization of FDIC Rec.

5 Executing on Strategic Priorities Increasing  Efficiency Improving  Funding Prudently  Growing Earning Assets  Continued actions taken in the quarter to decrease expense run‐rate  Reinvesting in core franchise to increase long‐term efficiency  Noninterest‐bearing deposits increased 25% over the prior year and represent  more than 20% of total deposits  Cost of funds of 37 bps, the result of 12 consecutive quarters of improvement  Noncovered loans grew $72mm to $1.1B and now represent over 77% of total  gross loans  Credit metrics on noncovered portfolio remain very solid, with three consecutive  quarters of noncovered net recoveries C o r e   B a n k Effectively  Managing Loss  Share Expiration  FDIC receivable decreased $48mm to $211mm at June 30, 2013  Over $130mm in transfers from nonaccretable to accretable during past 2 quarters  $257mm of accretable discount remaining at June 30, 2013 L o s s   S h a r e

6 Financial Results: Revenue 1 Excludes accretion income 2 Excludes accretion / (amortization) of FDIC receivable  Interest income on noncovered loans was up 5%  from the previous quarter, representing the highest  ever quarterly level  Noninterest income of $4.2mm, excluding  indemnification asset amortization, increased in  2Q13 due to higher service charges and an increase  in the fair market value of interest rate swaps  Accretion income increased $5.2mm linked‐quarter  primarily due to improved cash flow re‐estimations  Amortization of FDIC receivable negatively impacted  noninterest income in 2Q13 by $20.8mm ( $   i n   t h o u s a n d s ) ( $   i n   t h o u s a n d s ) ( $   i n   t h o u s a n d s ) 0 5,000 10,000 15,000 20,000 2Q12 3Q12 4Q12 1Q13 2Q13 Interest Income1 0 1,000 2,000 3,000 4,000 5,000 2Q12 3Q12 4Q12 1Q13 2Q13 Noninterest Income2 Noninterest Income Gains on Securities and FHLB Stock ‐30,000 ‐20,000 ‐10,000 0 10,000 20,000 30,000 40,000 2Q12 3Q12 4Q12 1Q13 2Q13 Covered Portfolio Revenue Loan Accretion Income Accretion/(Amortization) of FDIC Receivable

7 Financial Results: Expense 1 Excludes loan collection and OREO costs  Noninterest expense, excluding loan collection  and OREO costs, decreased $1.9mm from 1Q13  1Q13 and 2Q13 noninterest expense included  $1.6mm and $.8mm, respectively, of one‐time  costs related to ongoing efficiency and  productivity initiatives ( $   i n   t h o u s a n d s ) ( $   i n   t h o u s a n d s )  Loan collection and OREO costs of $1.9mm in  2Q13  Loan collection and OREO costs linked‐quarter  increase driven by expenses incurred on covered  loans without principal losses, and therefore not  eligible for reimbursement from the FDIC 0 5,000 10,000 15,000 20,000 25,000 30,000 2Q12 3Q12 4Q12 1Q13 2Q13 Noninterest Expense1 ‐1,000 ‐500 0 500 1,000 1,500 2,000 2,500 2Q12 3Q12 4Q12 1Q13 2Q13 Loan Collection and OREO Costs

8 Financial Results: Earning Assets / Funding  Noncovered  or “organic” loan growth of $71.7mm,  or 6.8%, in 2Q13  Noncovered loans of $1.1B comprise over 77% of  total gross loans, up from 46% at the end of 2011  Noninterest‐bearing deposits have increased nearly  130% since 1Q10, reflecting our focus on  relationship banking and payments expertise  Cost of funds has declined 145 bps since 2Q10 ( $   i n   m i l l i o n s ) ( $   i n   m i l l i o n s ) N IB / Total D eposits 78 1,123 1,036 334 0 200 400 600 800 1,000 1,200 1Q10 2Q 3Q 4Q 1Q11 2Q 3Q 4Q 1Q12 2Q 3Q 4Q 1Q13 2Q Loan Portfolio Noncovered Covered 1.82% .37% 0.0% 0.5% 1.0% 1.5% 2.0% 1Q10 2Q 3Q 4Q 1Q11 2Q 3Q 4Q 1Q12 2Q 3Q 4Q 1Q13 2Q Cost of Funds 0% 5% 10% 15% 20% 25% 0 100 200 300 400 500 1Q10 2Q 3Q 4Q 1Q11 2Q 3Q 4Q 1Q12 2Q 3Q 4Q 1Q13 2Q Noninterest‐bearing Deposits NIB Deposits NIB / Total Deposits

9 Credit: Noncovered Portfolio  Minimal charge‐offs resulted in net recoveries on  noncovered assets for the third straight quarter  NPLs declined $715 thousand linked‐quarter and  represent 33 bps of total noncovered loans at 2Q13  Total NPAs increased slightly to $4.8mm as OREO  balances increased in the quarter but remain low at  $1.1mm  Noncovered allowance to noncovered loans is  1.41%, which is 3.3x total noncovered NPAs ( $   i n   t h o u s a n d s ) ( $   i n   t h o u s a n d s ) (200) 0 200 400 600 800 1,000 2Q12 3Q12 4Q12 1Q13 2Q13 Net Charge‐offs (Recoveries) 0.0% 0.5% 1.0% 1.5% 2.0% 2Q12 3Q12 4Q12 1Q13 2Q13 Credit Ratios Noncovered NPLs to Noncovered Loans Noncovered ALL to Noncovered Loans 0 2,000 4,000 6,000 8,000 10,000 2Q12 3Q12 4Q12 1Q13 2Q13 Nonperforming Assets  NPLs OREO

10 Credit: Covered OREO ( $   i n   t h o u s a n d s ) ( $   i n   t h o u s a n d s ) ( $   i n   t h o u s a n d s )  OREO balances increased in 2Q13 to $52.4mm, but  remain well below peak levels  OREO sales have averaged over $22mm per quarter  over the past year, but were down in 2Q13 due to  delayed closings, lower average sales prices and a  higher number of properties not available to market  for sale available in the quarter  97.9% of OREO balances are covered 0 20,000 40,000 60,000 80,000 100,000 2Q12 3Q12 4Q12 1Q13 2Q13 OREO Balances 0 5,000 10,000 15,000 20,000 25,000 30,000 2Q12 3Q12 4Q12 1Q13 2Q13 Inflows 0 5,000 10,000 15,000 20,000 25,000 30,000 2Q12 3Q12 4Q12 1Q13 2Q13 Sales

11 Well Positioned Franchise Efficient Network in  Attractive Markets Special Asset Expertise Mitigated Credit Risk Balance Sheet Strength Management Depth  Scalable core banking operations in attractive markets  A highly effective problem asset resolution business   Capital levels to support organic and opportunistic growth  Team with a track record of organic growth, successful integrations and building  long‐term shareholder value  Credit risk mitigated by covered assets and timing of when essentially all  noncovered assets were generated (commencing July 2009) Payments Expertise  Treasury services / cash management capabilities to drive core deposit growth